Exhibit 15.2

Assentsure PAC
UEN – 201816648N
180B Bencoolen Street #03-01
The Bencoolen Singapore 189648
http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (333-286235 and 333-279318) of our report dated May 2, 2025, relating to the consolidated financial statements of AirNet Technology Inc. (the “Company”) as of and for the year ended December 31, 2024, appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Assentsure PAC

Singapore

May 2, 2025